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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 14, 1997, relating to the financial statements of Peritus Software Services, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."




PRICE WATERHOUSE LLP

Boston, MA
June 4, 1997